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                                                                EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Pre-effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-102165) of our report dated March 27, 2002, except as to Note 25 which is as of August 23, 2002, relating to the financial statements and financial statement schedule of Applied Digital Solutions, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
February 6, 2003